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                                                                  Exhibit 10.9

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND LAWS, OR PURSUANT TO RULE 144 AND EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAWS, OR, SUBJECT TO SECTION 4.3 HEREOF, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                            WARRANT TO PURCHASE STOCK

Issuer: CombinatoRx, Incorporated, a Delaware corporation
Number of Shares: 315, subject to adjustment           X 50 = 15,750
Class of Stock: Series B Convertible Preferred Stock
Exercise Price: $224.89 per share, subject to adjustment DIVIDED BY 50 = $4.50 Issue Date: April 25, 2001
Expiration Date: As provided below

     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, this Warrant is issued to Silicon Valley Bank (together with its successors and permitted assigns, "Holder") by CombinatoRx, Incorporated, a Delaware corporation (the "Company").

     Subject to the terms and conditions hereinafter set forth, the Holder is entitled upon surrender of this Warrant and the duly executed subscription form annexed hereto as APPENDIX 1, at the office of the Company, 801 Albany Street, Suite G02, Boston, Massachusetts 02118, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company Three Hundred Fifteen (315) fully paid and non-assessable shares (the "Shares") of the Company's Series B Convertible Preferred Stock, $.001 par value per share (the "Class"), at a purchase price per Share of $224.89 (the "Exercise Price"). Until such time as this Warrant is exercised in full or expires, the Exercise Price and the number Shares are subject to adjustment from time to time as hereinafter provided. This Warrant may be exercised in whole or in part at any time and from time to time until 5:00 PM. Eastern time April 25, 2011 (the "Expiration Date").

     Notwithstanding the foregoing definition of Class, upon and after the occurrence of an event which results in the automatic or voluntary conversion, redemption or retirement of all (but not less than all) of the outstanding shares of such Class, including without limitation the Company's initial registered underwritten public offering and sale of its securities ("IPO"), then from and after the date upon which such outstanding shares are so converted, redeemed or retired. "Class" shall mean the Company's common stock, $.001 par value per share ("Common Stock"), and this Warrant shall be exercisable for such number of shares of Common Stock as shall equal the number of shares of Common Stock into which the Shares would have been converted pursuant to the Company's Certificate of Incorporation, as amended, including without limitation the Certificate of Designation, if any, applicable to the same class or series of preferred stock as the Shares (the "Certificate") had the Shares been issued and outstanding immediately prior to such conversion, redemption or retirement.

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and the Exercise Price shall be the Common Stock conversion price as determined pursuant to the Certificate immediately prior to such conversion, redemption or retirement (all subject to further adjustment as provided herein).

ARTICLE 1. EXERCISE.

           1.1 METHOD OF EXERCISE. Holder may exercise this Warrant by delivering this Warrant together with a duly executed Notice of Exercise in substantially the form attached as APPENDIX 1 hereto to the principal office of the Company. Unless Holder is exercising the conversion right set forth in
Section 1.2, Holder shall also deliver to the Company a check for the aggregate Exercise Price for the Shares being purchased.

           1.2 CONVERSION RIGHT. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined as follows:

                    X = Y (A-B)/A

     where:

                    X = the number of Shares to be issued to the Holder.

                    Y = the number of Shares with respect to which this Warrant is being exercised.

                    A = the Fair Market Value (as determined pursuant to Section
                    1.3 below) of one Share.

                    B = the Exercise Price.

           1.3    FAIR MARKET VALUE.

                  1.3.1 If shares of the Class (or shares of the Company's stock into which shares of the Class are convertible or exchangeable) are traded on a nationally recognized securities exchange or over the counter market, the fair market value of a Share shall be the closing price of a share of the Class (or the closing price of a share of the Company's stock for which shares of the Class are convertible or exchangeable) reported for the business day immediately preceding the date of Holder's Notice of Exercise to the Company.

                  1.3.2 If shares of the Class (or shares of the Company's stock into which shares of the Class are convertible or exchangeable) are not traded on a nationally recognized securities exchange or over the counter market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors by 10% or more, then all fees and expenses of such investment banking firm shall be paid by the

                                       -2-
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Company. In all other circumstances, such fees and expenses shall be paid by
Holder. The valuation determined by such investment banking firm shall be conclusive in any event.

           1.4 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company at its sole expense shall promptly deliver to Holder (i) certificates for the Shares acquired upon such exercise, and (ii) if this Warrant has not been fully exercised or converted and has not expired, a new warrant of like tenor representing the Shares for which this Warrant is still exercisable.

           1.5 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

           1.6    REPURCHASE ON SALE, MERGER, OR CONSOLIDATION OF THE COMPANY.

                  1.6.1. "ACQUISITION". For the purpose of this Warrant, "Acquisition" means any sale, assignment, transfer, exclusive license, or other disposition of all or substantially all of the assets of the Company, or any acquisition, reorganization, consolidation, or merger of the Company where the holders of the Company's outstanding voting equity securities immediately prior to the transaction beneficially own 50% or less of the outstanding voting equity securities of the surviving or successor entity immediately following the transaction.

                  1.6.2. ASSUMPTION OF WARRANT. Upon the closing of any Acquisition the successor or surviving entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Exercise Price shall be adjusted accordingly, and the Exercise Price and number and class of Shares shall continue to be subject to adjustment from time to time in accordance with the provisions hereof.

                  1.6.3 PURCHASE RIGHT. Notwithstanding the foregoing, upon the closing of any Acquisition in which the consideration paid to the Company or stockholders is entirely cash or cash equivalents, at the election of Holder, the Company shall purchase the unexercised portion of this Warrant for cash for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration for the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less (b) the aggregate Exercise Price of the Shares, but in no event less than zero.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

           2.1 DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on the outstanding shares of the Class, payable in Common Stock, other securities or any type of property, or subdivides the outstanding shares of the Class into a greater number of shares of the Class, or

                                       -3-
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subdivides the shares of the Class in a transaction that increases the amount of
Common Stock into which such shares are convertible, then upon exercise of this Warrant, for each Share acquired. Holder shall receive, without additional cost to Holder, the total number and kind of securities or property to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

           2.2 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, reorganization or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, reorganization or other event. The Company or its successor shall promptly issue to Holder a new warrant of like tenor for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, reorganizations or other events.

           2.3 ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares issuable upon exercise or conversion of this Warrant is exercisable shall be proportionately decreased.

           2.4 NO IMPAIRMENT. The Company shall not, by amendment of the Certificate or its by-laws or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

           2.5 ADJUSTMENTS FOR DILUTIVE ISSUANCES. The number of shares of Common Stock for which the Shares are convertible shall be adjusted from time to time in accordance with Section 4 of Article III of the Certificate as if the Shares were issued and outstanding on and as of the date of any such required adjustment.

           2.6 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise or conversion of this Warrant, the Company shall eliminate such fractional Share interest by paying Holder an amount computed by multiplying such fractional interest by the Fair Market Value (determined in accordance with Section 1.3 above) of one Share.

           2.7 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Exercise Price, number of class of Shares or number of shares of Common Stock or other securities for which the Shares are convertible or exchangeable, the Company at its expense shall promptly compute such

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adjustment, and furnish Holder with a certificate of its chief financial officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall at any time and from time to time, upon written request, furnish Holder with a certificate setting forth the Exercise Price, number and class of Shares and conversion ratio in effect upon the date thereof and the series of adjustments leading to such Exercise Price, number and class of Shares and conversion ratio.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

           3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder as follows:

                  (a) All Shares which may be issued upon the due exercise of this Warrant, and all Common Stock or other securities, if any, issuable upon due conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

                  (b) The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Holder of the right to acquire the Shares, have been duly authorized by all necessary corporate action on the part of the Company, and this Warrant Agreement is not inconsistent with the Certificate and/or the Company's by-laws, does not contravene any law or governmental rule, regulation or order applicable to it, does not and will not contravene any provision of, or constitute a default under, any material indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

                  (c) The authorized capital stock of the Company consists of 224,213 shares, consisting of 143,000 shares of Common Stock, $.001 par value per share, and 81,213 shares of preferred stock, $.001 par value per share, of which 10,068 shares have been designated Series A Convertible Preferred Stock, and 71,145 shares have been designated Series B Convertible Preferred Stock.
SCHEDULE 3.1(c) sets forth all of the outstanding shares of common stock and preferred stock and outstanding options, warrants, convertible securities, convertible debentures, and rights to acquire, subscribe for, and/or purchase any Common Stock, preferred stock and/or other capital stock of the Company or any securities or debentures convertible into or exchangeable for Common Stock, preferred stock and/or other capital stock of the Company.

                  (d) The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued shares such number of shares of the Class and shares of its Common Stock and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Shares into shares of Common Stock or such other securities.

                  (e) On and as of the date hereof, (i) $224.89 is the lowest price per share for which shares of the Class have been sold or issued by the Company, and the lowest exercise or conversion price per share for which shares of the Class may be purchased or acquired upon the exercise or conversion of outstanding securities exercisable or convertible by their terms for shares of the Class,

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and (ii) the Common Stock conversion price in effect for shares of the Class as determined pursuant to the Certificate is $224.89.

           3.2    NOTICE OF CERTAIN EVENTS. If the Company proposes at any time
(a) to declare any dividend or distribution upon any of its capital stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of any of its securities; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of securities of the Company shall be entitled to receive such dividend, distribution or rights); (2) in the case of the matters referred to in (c) and
(d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of securities of the Company will be entitled to exchange their securities of the Company for securities or other property deliverable upon the occurrence of such event); and
(3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

           3.3 INFORMATION RIGHTS. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within one-hundred and twenty (120) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) such other financial statements required under and in accordance with any loan documents between Holder and the Company or if there are no such requirements (or if the subject loan(s) no longer are outstanding), then within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

           3.4 REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED. The shares of Common Stock issuable upon conversion of the Shares (and the Shares, at all times when the Class is Common Stock) shall have certain registration rights as set forth in that certain Registration Rights Agreement of even date herewith between Holder and the Company (the "Registration Rights Agreement"). The Company represents and warrants to Holder that the Company's execution, delivery and performance of the Registration Rights Agreement (a) has been duly authorized by all necessary corporate action of the Company's Board of Directors and shareholders, (b) will not violate the Certificate or the Company's by-laws, each as amended, (c) will not violate or cause a breach or default (or an event which with the passage of time or the giving of notice or both, would constitute a breach or default) under any agreement, instrument, mortgage, deed of trust or other arrangement to which the Company is a party or by which it or any of its assets is subject or bound, and (d) does not require the approval, consent or waiver of or by any shareholder, registration rights holder or other third party which approval, consent or waiver has not been obtained as of the date of issuance of this Warrant.

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ARTICLE 4. MISCELLANEOUS.

           4.1 AUTOMATIC CONVERSION UPON EXPIRATION. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.4 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

           4.2 LEGENDS. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND LAWS, OR PURSUANT TO RULE 144 AND EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAWS, OR, SUBJECT TO
     SECTION 4.3 HEREOF. AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

           4.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares (and the securities, if any, issued and issuable, upon conversion of the Shares) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to Silicon Valley Bancshares (Holder's parent company) or any other wholly-owned affiliate of Holder or if (a) there is no material question as to the availability of current information as referenced in Rule 144(c), (b) Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail satisfactory to the Company, (c) the selling broker represents that it has complied with Rule 144(f), and (d) the Company is provided with a copy of Holder's notice of proposed sale.

           4.4 TRANSFER PROCEDURE. Following its receipt of this executed Warrant, Silicon Valley bank will transfer same in whole or in part to its parent corporation Silicon Valley Bancshares, and thereafter Holder and/or Silicon Valley Bancshares may, subject to Section 4.3 above, transfer all or part of this Warrant and/or the Shares (or the securities, if any, issued and issuable upon conversion of the Shares) at any time and from time to time to The Silicon Valley Bank Foundation or any other transferee by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); PROVIDED, that at all times prior to the Company's IPO, Holder shall not, without the prior written consent of the Company, transfer this Warrant (or any part hereof), any Shares, or any securities issued or issuable upon

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conversion of the Shares, to any person who directly competes with the Company, unless such transfer is in connection with an Acquisition of the Company by any such person.

           4.5 NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, or sent via reputable overnight courier service, fee prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time, but in all cases, unless instructed in writing otherwise, the Company shall deliver a copy of all notices to Holder to Silicon Valley
Bank, Treasury Department, 3003 Tasman Drive, HA-200, Santa Clara,
California 95054.

           4.6 WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

           4.7 ATTORNEYS FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

           4.8 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties of the Company contained herein shall survive the date of this Warrant, the exercise or conversion of this Warrant (or any part hereof) and/or the termination or expiration of rights hereunder. All agreements of the Company contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

           4.9 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to its principles regarding conflicts of law.

                                      "COMPANY"

                                      COMBINATORX, INCORPORATED

                                      By:    /s/ Alexis Borisy
                                         ---------------------------------

                                      Name:  ALEXIS BORISY
                                           -------------------------------
                                             (Print)
                                      Title: President


                                      By:    /s/ Peter B. Finn
                                         ---------------------------------

                                      Name:  Peter B. Finn
                                           -------------------------------
                                             (Print)
                                      Title: Secretary

                                       -8-
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                                   APPENDIX 1

                             NOTICE OF EXERCISE

     1. The undersigned hereby elects to purchase _______ shares of the _____ stock of _______ pursuant to Section 1.1 of the attached Warrant, and tenders herewith payment of the Exercise Price of such shares in full.

     1. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in Section 1.2 of the attached Warrant. This conversion is exercised with respect to _______ of shares of the ________ Stock of _________.

     [Strike paragraph that does not apply.]

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


                   ----------------------------------
                       (Name)


                   ----------------------------------

                   ----------------------------------
                       (Address)

     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


                                         ------------------------------
                                               (Signature)

--------------
   (Date)